Exhibit 5.2

53rd at Third
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New York, New York 10022-4834
Tel: +1.212.906.1200 Fax: +1.212.751.4864
www.lw.com
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July 30, 2019	Chicago	Paris
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T2 Biosystems, Inc. 101 Hartwell Ave. Lexington, MA 02421	Madrid	Washington, D.C.
Milan
File No. 057345-0001

Re:	Registration Statement No. 333-227847; Shares of Common Stock, par value $.001 per share, having an aggregate offering price of up to $30,000,000 and an additional 413,349 Shares of Common Stock.

Ladies and Gentlemen:

We have acted as special counsel to T2 Biosystems, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of shares of common stock, par value $0.001 per share (the “Common Stock”), with an aggregate offering price of up to $30,000,000 (the “LPC Shares”) and an additional 413,349 shares of Common Stock (the “Commitment Shares,” and together with the LPC Shares, the “Shares”) being issued to Lincoln Park Capital Fund, LLC (“LPC”) pursuant to the Sales Agreement (as defined below). The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), initially filed with the Securities and Exchange Commission (the “Commission”) on October 15, 2018 (Registration No. 333-227847) (as amended, the “Registration Statement”), and are being offered pursuant to a base prospectus dated October 24, 2018 (the “Base Prospectus”) and a prospectus supplement dated July 30, 2019 filed with the Commission on July 30, 2019 pursuant to Rule 424(b) under the Act (the “Prospectus Supplement,” and together with the Base Prospectus, the “Prospectus”). The LPC Shares are being sold and the Commitment Shares are being issued pursuant to a Purchase Agreement dated July 29, 2019 by and between LPC and the Company (the “Sales Agreement”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

July 30, 2019

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, or certificates representing the Shares have been manually signed by an authorized officer of the transfer agent and registrar therefor, upon issuance, delivery and payment therefor (not less than par value) in the circumstances contemplated by the Sales Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated July 30, 2019 and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP